                                                                    EXHIBIT 23.1




                                 January 3, 1997




Board of Directors
Mesa Air Group, Inc.
2325 East 30th Street
Farmington, NM 87401

         Re:       Post Effective Amendment No. 1 to Form S-8
                      Registration Statement No. 333-09395

Gentlemen:

         In connection with the filing by Mesa Air Group, Inc. (the "Company") of Post Effective Amendment No. 1 to Registration Statement No. 333-09395, please be advised that as counsel to the Company, we hereby consent to the reference to this Firm under the caption "Legal Matters" contained in the Prospectus dated January 3, 1997, and to the filing of this consent as Exhibit
23.1 to the Registration Statement.

                                        Very truly yours,

                                        CHAPMAN AND CUTLER